The science and technology cooperation agreement between College of Chemistry and Life Science of China Three Gorges University and Yidu Benda:

Party A: China Three Gorges University (Party A for short in the following)

Party B: Yidu Benda Chemical Co.Ltd. (Party B for short in the following)

To increase the science and technology progress of Yidu Benda Chemical Engineering, Inc. (“Yidu Benda”), to improve the quality of its products and its production efficiency, and to fully make use of scientific intelligence, technologies and experimental equipments of College of Chemistry and Life Science of China Three Gorges University (“University”), after negotiation, the two parties decided to cooperatively build a “drug raw material research and development group”. The concrete agreements are as follows:

1.
The “drug raw material research and development group” is consist of members of both parties, including one group leader, two assistant group leaders and five science and technology workers. The group leader is assigned by University, while the two assistant leaders are assigned by the two parties, one for each party. The remaining five workers are decided by negotiation according to the demands of project research.

2.	The research and development projects are put forward by Yidu Benda, and are decided after the demonstration of the two parties.

3.
The research funds are supported by Yidu Benda, and University shall supply all the experimental equipment and the related condition according to needs, in which including: University provide certain number of chemistry and chemical engineering apparatus and equipment for common usage and help Yidu Benda to build a basic laboratory and assist Yidu Benda to build a pilot laboratory.

4.
The expense of the research and development projects includes: drug reagent, low priced and easily worn detecting fees, the transportation fees between school and company and allowance of research workers.

5.	University can directly send relative researchers to Yidu Benda to organize and guide project task research according to needs.

6.	The property rights and interests of the project achievements will be appointed by Project Contract.